                                                                    EXHIBIT 10.2


                            REIMBURSEMENT AGREEMENT

                                 BY AND BETWEEN

                        TERAFORCE TECHNOLOGY CORPORATION

                                      AND

                                O.S. WYATT, JR.


                          Dated as of October 12, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      GENERAL TERMS...................................................2
     Section 1.1.  Definitions.................................................2
     Section 1.2.  Interpretation..............................................4

ARTICLE II     THE GUARANTIES..................................................5

ARTICLE III    REIMBURSEMENT...................................................5
     Section 3.1.  Reimbursable Amounts and Other Payments.....................5
     Section 3.2.  Obligations Absolute........................................5
     Section 3.3   Security Interest...........................................6
     Section 3.4   Indemnity...................................................6

ARTICLE IV     ADDITIONAL AGREEMENTS...........................................6
     Section 4.1.  Payment Obligations.........................................6

ARTICLE V      WARRANTS........................................................7
     Section 5.1.  Warrants....................................................7
     Section 5.2.  Additional Warrants.........................................7
     Section 5.3.  Registration Rights.........................................7

ARTICLE VI     ADDITIONAL GUARANTORS...........................................7
     Section 6.1   Adding Additional Guarantors................................7
     Section 6.2   Consideration for Additional Guarantees.....................7
     Section 6.3   Reimbursement Obligation....................................8

ARTICLE VII    REPRESENTATIONS AND WARRANTIES..................................8
     Section 7.1.  Representations and Warrants of the Company.................8

ARTICLE VIII   AFFIRMATIVE COVENANTS...........................................9
     Section 8.1   Conduct of Business.........................................9

ARTICLE IX     NEGATIVE COVENANTS..............................................9
     Section 9.1.  Restrictions on Borrowing...................................9
     Section 9.2.  Liens and Pledges of Assets and Stock.......................9
     Section 9.3   No Mergers, etc.............................................9

ARTICLE X      COVENANTS.......................................................9
     Section 10.1  Successors and Assigns......................................9
     Section 10.2. Notices.....................................................9

     Section 10.3. Amendment..................................................10
     Section 10.4. Effect of Delay and Waivers................................10
     Section 10.5. Counterparts...............................................10
     Section 10.6. Severability...............................................11
     Section 10.7. Governing Law and Jurisdiction.............................11
     Section 10.8. Consent....................................................11

                            REIMBURSEMENT AGREEMENT

     This REIMBURSEMENT AGREEMENT dated as of October 12, 2001, (the "Agreement), is made by and between TERAFORCE TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and O.S. WYATT, JR., an individual residing in Harris County, Texas ("Wyatt or "Guarantor") and such other parties that may be added from time to time pursuant to Article IV herein; (the Company and Guarantor collectively referred to as the "Parties")

                              W I T N E S S E T H:

     WHEREAS, effective June 1, 2001, the Company entered into a loan arrangement with Bank One, N.A. (the "Bank") providing for the loan of up to $4,500,000 to the Company (the "June Loan Agreement"); and

     WHEREAS, in order to induce the Bank to enter into the June Loan Agreement, Wyatt and certain other persons issued letters of credit in the aggregate face amount of $5,000,000 (the "Letters of Credit") in order to secure the loan thereunder; and

     WHEREAS, due to a need for additional capital and to maintain financial flexibility, effective the date hereof, the Company desires to enter into a revolving loan agreement with the Bank which would enable the Company to have a line of credit to borrow at any one time up to $1,500,000, subject to the terms and conditions therein (the "Loan Agreement"); and

     WHEREAS, in order to induce the Bank to enter into the Loan Agreement, pursuant to consideration to be given by the Company to Guarantor, Guarantor has or will execute a limited guaranty agreement to secure the Company's obligations under the Loan Agreement (the "Guaranty"); and

     WHEREAS, the Bank shall provide Advances (as hereinafter defined) to the Company in accordance with the provisions of the Loan Agreement and, subject to the terms and conditions of the Loan Agreement, shall be entitled to make demand upon Guarantor pursuant to the provisions of Guaranty in the cas of an Event of Default (as defined in the Loan Agreement) by the Company under the Loan Agreement or Loan Documents (as hereinafter defined); and

     WHEREAS, Guarantor agreed to execute the Guaranty provided that the Company executes and delivers this Agreement, subject to the terms and conditions provided herein;

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby covenants and agrees with Guarantor as follows:

                                   ARTICLE I
                                 GENERAL TERMS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Advances" shall mean an advance of funds under and subject to the terms and conditions of the Loan Agreement and other Loan Documents, provided that the principal amount outstanding shall never exceed the Loan Maximum.

          "Agreement" shall have the meaning specified in the preamble.

          "Associated Expenses" shall mean the expenses associated with recovering the Guarantor Advances, excluding the Guarantor Advances and interest thereon.

          "Bank" shall have the meaning set forth in the recitals.

          "Common Stock" shall mean the common stock, par value $0.01, of the Company.

          "Company" shall have the meaning specified in the preamble.

          "Demand for Reimbursement" shall have the meaning specified in Section 3.1(a).

          "Draft" means, with respect to a Guaranty, any negotiable or non-negotiable instrument or demand for payment on a Guaranty.

          "Excess Amount" shall have the meaning specified in Section 4.1.

          "Governmental Authority" means any United States or foreign federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          "Guarantor Advance" shall mean the amount of money advanced by the Guarantor to the Bank pursuant to a demand for payment by the Bank on his Guaranty.

          "Guarantor" shall have the meaning specified in the preamble.

          "Guaranties" and "Guaranty" shall have the meaning set forth in the recitals.

          "Issuers" shall mean those parties issuing the Letters of Credit in the Original Reimbursement Agreement. Specifically, the Issuers are O.S. Wyatt, Jr., Fayez Sarofim and Morton A. Cohn.

     "June Loan Agreement" shall have the meaning set forth in the recitals.

     "Letters of Credit" shall have the meaning set forth in the recitals.

     "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

     "Loan" shall mean the term Loan entered into by and between the Company and the Bank effective the date hereof.

     "Loan Agreement" shall have the meaning set forth in the recitals.

     "Loan Documents" shall mean the Loan Agreement with the Bank and all exhibits and related documents thereto, as they may be amended, extended or modified from time to time, including, without limitation, a promissory note.


     "Loan Maximum" shall mean the principal amount outstanding of One Million Five Hundred Thousand Dollars ($1,500,000), as such amount may be increased by agreement from time to time between the Company and the Bank.

     "Major Transaction" shall mean (i) the closing of the sale of any business or assets of the Company or any subsidiary of the Company, or (ii) the settlement of litigation or the collection by the Company of a final judgment in such litigation, provided such sale, settlement, or collection results in net cash proceeds to the Company of more than Ten Million Dollars ($10,000,000).

     "Original Reimbursement Agreement" shall mean that certain Reimbursement Agreement dated June 1, 2001 among the Company, and O.S. Wyatt, Jr., Fayez Sarofim, and Morton Cohn.

     "Permitted Liens" means (a) Liens for taxes or governmental assessments, employee benefit obligations, charges or claims the payment of which is not yet due, or are being contested in good faith for which adequate reserves have been established or (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or not material in amount and being contested in good faith.

     "Person" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority.

     "Redemption Obligations" means, at any time, the aggregate of all obligations of the Company to reimburse Guarantor under Section 2.1(a).

     "Registration Rights Agreement" shall have the meaning specified in
Section 5.2.

          "Reimbursement Obligation" shall have the meaning specified in Section 3.1(a).

          "Related Documents" shall mean the Warrants, the Replacement Warrants and the Registration Rights Agreement.

          "Security Agreement" shall have the meaning specified in Section 3.3.

          "Warrants" shall have the meaning specified in Section 5.1.

     Section 1.2. Interpretation.

          (a)  In this Agreement:

               (i) the singular number includes the plural number and vice versa;

               (ii)   reference to any gender includes each other gender;

               (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

               (iv) reference to any Person includes such Person's heirs, administrators, successors and assigns but, if applicable, only if such heirs, administrators, successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this subclause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

               (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to the Note includes any Note issued pursuant hereto in extension or renewal hereof and in substitution or replacement herefor;

               (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

               (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to, but excluding";

               (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

          (b) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II
                                 THE GUARANTIES

     Section 2.1 Guaranty. On the terms and subject to the terms hereof, Guarantor agrees to issue the Guaranty to the Bank in order to fully secure the Company's obligations under the Loans. The Guaranty shall be substantially in the form attached hereto as Exhibit A.

                                  ARTICLE III
                                 REIMBURSEMENT

     Section 3.1. Reimbursable Amounts and Other Payments.

          (a) Amounts. The Company shall reimburse Guarantor the amount paid by Guarantor to the Bank equal to the amount of his Guarantor Advance and any taxes, fees, changes or other costs and expenses incurred by Guarantor in connection with such payment (the "Reimbursement Obligation"). Each such Reimbursement Obligation shall be paid by the Company to Guarantor promptly upon written demand from Guarantor ("Demand for Reimbursement"), but in no event later than thirty (30) days after such demand. Each such Demand for Reimbursement, in order to be valid, shall be accompanied by sufficient documentation supporting the amount of the Reimbursement Obligation.

          (b) Interest. The Company shall pay interest on any and all amounts remaining unpaid under Section 3.1(a) at any time from the date such amounts become payable until paid in full, payable on demand, at simple interest at the prime rate established by Bank One, N.A., plus 2.0% per annum (or, if less, the highest rate permitted under applicable law).

          (c) Currency. All payments by the Company to Guarantor shall be made in lawful currency of the United States of America and in immediately available funds at, and pursuant to, such instructions as Guarantor may from time to time give.

     Section 3.2.   Obligations Absolute.

          (a) The Company's obligations under this Article III shall be absolute and unconditional irrespective of any set-off, counterclaim, or defense to payment which the Company may have or have had against the Bank.

          (b) The Company hereby agrees that Guarantor shall not be responsible for, and the Reimbursement Obligations shall not be affected by, among other things,

               (i) the validity or genuineness of documents or of any endorsements thereon even though such documents shall prove to be invalid, fraudulent, or forged;

               (ii) any dispute between the Company and the Bank; or

               (iii) any claims whatsoever of the Company against the Bank.

          (c) Guarantor shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, howsoever transmitted, in connection with the Guaranty, except for errors or omissions caused by Guarantor's primary negligence or willful misconduct.

          (d) The Company agrees that any action taken or omitted by the Guarantor in connection with the Guaranty, provided Guarantor's actions are not the result of Guarantor's primary negligence, willful misconduct, or breach of contractual obligations, shall be binding on the Company and shall not result in any liability to Guarantor.

     Section 3.3 Security Interest The Company hereby appoints Wyatt as its true and lawful attorney-in-fact to execute and deliver on the Company's behalf the Security Agreement upon the occurrence of any Reimbursement Obligation, the form of which is attached as Exhibit B, (the "Security Agreement") and execute and file any necessary UCC financing statements, to grant to Guarantor a valid lien and security interest, which shall be subject to and subordinated to any lien(s) and security interests created in the Accounts and Inventory (each as defined in the Security Agreement) of the Company, pursuant to the Original Reimbursement Agreement.

     Section 3.4 Indemnity  In addition the rights and obligations set forth in
Section 3.1(a), the Company hereby agrees to indemnify and hold harmless Guarantor, and each of his respective successors, heirs and assigns, from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable attorneys fees) which Guarantor may incur by reason of or in connection with the issuance, execution and delivery or transfer or payment or failure to pay the Guaranty except to the extent of the primary negligence or willful misconduct of Guarantor, or as may be attributable to Guarantor's breach of his obligations under this Agreement.


                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

     Section 4.1 Payment Obligations.

          (a) Upon the closing of a Major Transaction pursuant to which the Company receives cash consideration, after repayment by the Company of its obligations to the Bank under the June Loan Agreement and the Loan Agreement and the Loan Documents, together with any related costs and expenses, including attorneys fees, and after repayment by the Company of its obligations to the parties under the Original Reimbursement Agreement, the Company shall pay an aggregate sum of Three Hundred Ninety-Six Thousand Dollars ($396,000.00) to Wyatt (the "Excess Amount").

          (b) In the event Paragraph 3.4 of the Warrants results in a re-set of the exercise price of the Warrants, to the extent all of the Warrants are outstanding and held by Wyatt, the Company shall pay to Wyatt the aggregate sum of One Hundred Ninety-Eight Thousand Dollars ($198,000.00).

                                   ARTICLE V
                                    WARRANTS

     Section 5.1 Warrants. As an additional inducement to enter into this Agreement, the Company agrees to issue to Wyatt Warrants to purchase an aggregate of 360,000 shares of Common Stock at an exercise price per share of NO AND 20/100 DOLLARS ($0.20), the form of which is attached as Exhibit C (the "Warrants").

     Section 5.2 Additional Warrants. As an inducement to enter into this Agreement, but for which Wyatt would not do, the Company agrees to issue to Wyatt Warrants to purchase an aggregate of 600,000 shares of Common Stock at an exercise price per share of NO AND 80/100 DOLLARS ($0.80), the form of which is attached as Exhibit D (the "Additional Warrants").

     Section 5.3 Registration Rights. The Company further agrees to grant the registration rights to register the resale of the shares of Common Stock to be issued pursuant to the Warrants and the Additional Warrants in accordance with the Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights Agreement").

                                   ARTICLE VI
                             ADDITIONAL GUARANTORS

     Section 6.1 Adding Additional Guarantors. From time to time the Company may seek to increase the amount available for borrowing under the Loan Agreement and may seek additional Guarantors to increase the amount guaranteed by Wyatt. The granting of such additional credit and the acceptance of additional Guarantors or the increase in the amount guaranteed by existing guarantors will be subject to the approval and consent of the Bank and the Company. The maximum aggregate amount of such additional credit shall be up to $1,500,000, in increments of not less than $500,000.

     Section 6.2 Consideration for Additional Guarantees. For each $500,000 of additional credit provided to the Company by the Bank as a result of the execution of new or amended guarantees of such credit, the guarantors providing such additional guarantee shall receive the following consideration:

               (a) Payment Obligations. Pursuant to and in accordance with the terms and conditions of Section 4.1(a) herein, the aggregate sum of $132,000 to be divided among the guarantors in proportion to their respective amounts guaranteed. Pursuant to and in accordance with the terms and conditions of Section 4.1(b) herein, the aggregate sum of $66,000 to be divided among the guarantors in proportion to their respective amounts guaranteed.

               (b) Warrants. Warrants for the purchase of an aggregate of 120,000 shares of Common Stock at an exercise price of $0.20 pursuant to the terms and conditions of Section 5.1 herein to be divided among the guarantors in proportion to their respective amounts guaranteed. Warrants for the purchase of an aggregate of 200,000 shares of Common Stock at an exercise price of $0.80 per share pursuant to the terms and conditions of Section 5.2 herein to be divided among the guarantors in proportion to their respective amounts guaranteed.

          (c) Registration Rights. Registration rights relating to such warrants pursuant to the terms and conditions of Section 5.3 herein.

     Section 6.3 Reimbursement Obligation. Each additional guarantor shall execute such documents as may be required in order to be subject to the terms and conditions of this Agreement as a guarantor and the Company shall execute such documents as may be reasonably necessary to confirm the reimbursement of such obligations pursuant to Article III of this Agreement.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     Section 7.1. Representations and Warrants of the Company. The Company hereby represents and warrants to Guarantor as follows:

          (a) Corporate Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the Company owns real property or conducts such business, where the failure to maintain such good standing or authorization is reasonably expected to have a materially adverse effect on its business, operations or financial or other condition, or could materially adversely affect its ability to perform its obligations under this Agreement.

          (b) Authorization and Validity. This Agreement and Related Documents have been duly authorized by all necessary corporate action, and each has been duly executed and delivered by the Company and each is valid, binding and enforceable against the Company in accordance with its terms except as may be limited by bankruptcy or insolvency laws and similar laws affecting creditor rights generally and by general principles of equity.

          (c) No Conflict; Government Consent; Title to Assets; No Liens. Neither the execution and delivery of this Agreement and Related Documents, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms hereof or thereof under the circumstances contemplated hereby or thereby will conflict with, are prohibited by or will contravene, violate or constitute a breach of or a default under the Amended and Restated Certificate of Incorporation or By-Laws of the Company or constitute on the part of the Company a material breach of or a material default under any agreement or other instrument to which the Company is a party or any existing law, administrative regulation, or, to its knowledge, any court order or consent decree to which the Company is subject, or by which any of its properties is bound.

          7.2 Representations of Guarantor. Guarantor represents and warrants to the Company that he has full power and authority to execute and deliver this Agreement and the Related Documents, and that this Agreement and Related Documents are valid, binding and enforceable in accordance with their terms as they relate to such Guarantor, except as may be limited by bankruptcy and insolvency laws, and similar laws affecting creditors rights generally and by general principals of equity. Guarantor represents and warrants to the Company that the provisions of Section 2.3 of the Warrant and the Additional Warrant are true and correct as though made on the date hereof, and will be true and correct on the date of exercise of the Warrant and the Additional Warrant.


                                  ARTICLE VIII
                             AFFIRMATIVE COVENANTS

     Section 8.1. Conduct of Business. The Company covenants and agrees that it shall remain duly incorporated, validly existing and in good standing as a domestic corporation in the State of Delaware, will not voluntarily dissolve without first discharging its obligations under this Agreement.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

     Section 9.1. Restrictions on Borrowing. So long as the Guaranty is outstanding, except for obligations of the Company on the date hereof or under the Loan Agreement, or which may arise under the Original Reimbursement Agreement, and extensions or refinancings under such agreements, the Company shall not, nor permit any of its subsidiaries to, create, incur, assume or suffer to exist any liability for borrowed money with an aggregate amount outstanding in excess of $1,000,000, without the consent of Guarantor, which consent shall not be unreasonably withheld.

     Section 9.2. Liens and Pledges of Assets and Stock. So long as the Guaranty is outstanding, the Company shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on its assets without the consent of Guarantor, which consent shall not be unreasonably withheld; provided, however, that this Section 9.2 shall not prohibit the Company from creating, assuming or suffering to exist the following Liens: (i) Liens existing as of the date hereof and renewals and replacements thereof or the repledging of assets pledged thereunder; (ii) Liens incurred in the ordinary course of business not in connection with the borrowing of money; (iii) Liens arising out of the Original Reimbursement Agreement and the documents in connection therewith; (iv) Liens arising from this Agreement and the documents in connection therewith; and (v) Permitted Liens.

     Section 9.3. No Mergers, etc. Except as otherwise permitted in the Loan Agreement or herein, the Company will not sell, transfer or otherwise dispose of all or substantially all of its assets (either in a single transaction or in a series of related transactions), and will not merge into or consolidate with any partnership, corporation or other entity and will not permit one or more partnerships, corporations or other entities to merge into or consolidate with it without the prior express written consent of Guarantor, which consent will not be unreasonably withheld.

                                   ARTICLE X
                                   COVENANTS

     Section 10.1. Successors and Assigns. This Agreement shall be binding upon each party and their respective successors, heirs and assigns.

     Section 10.2. Notices. All notices, requests and demands to or upon the respective parties shall be in writing (including by facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile, when sent and receipt has been confirmed, addressed as follows:

          If to Wyatt:        O. S. Wyatt, Jr.
                              8 Greenway Plaza, Suite 930
                              Houston, Texas 77046
                              Telecopier: (713) 877-7192

          If to the Company:  TeraForce Technology Corporation
                              Attn.: Herman M. Frietsch, Chairman & CEO
                              1240 East Campbell Road
                              Richardson, Texas 75081
                              Telecopier: (469) 330-4999

          with a copy to:     Bisk & Fitch, L.L.P.
                              Attn.: Michael T. Larkin, Esq.
                              24 Greenway Plaza, Suite 750
                              Houston, Texas 77046
                              Telecopier: (713) 871-0721

     Any entity entitled to receive notice hereunder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 10.3. Amendment. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Company and Guarantor.

     Section 10.4. Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Guarantor to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

     Section 10.5. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     Section 10.6. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof. In particular, this section means (among other things) that the Company does not agree or intend to pay, and Guarantor does not agree to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for anything construed to be a loan, which would in any way or event (including demand, prepayment, or acceleration) cause Guarantor to charge or collect more for entering into this Agreement than the maximum amount Guarantor would be permitted to charge or collect by federal law or the laws of the State of Texas. Any such excess interest or unauthorized fee shall, instead or anything stated to the contrary, be applied first to reduce the principal balance of the loan, if any, and when the principal has been paid in full, refunded to the Company.

     Section 10.7. Governing Law and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 10.8 Consent. By signing this Agreement, Wyatt irrevocably consents to the Company entering into the Loan Agreement, notwithstanding anything to the contrary in the Original Reimbursement Agreement.

This Agreement has been signed by the Company as of the date first above written.

                              COMPANY:

                              TeraForce Technology Corporation


                              By: /s/ Herman M. Frietsch
                                  ----------------------------------------
                                   Herman M. Frietsch, Chairman & CEO




                              GUARANTOR:

                              /s/ O. S. Wyatt, Jr.
                              --------------------------------------------
                              O. S. Wyatt, Jr.